                             CANTEL INDUSTRIES, INC.

                        Computation of Earnings per Share

                                   Exhibit 11




                                               For the Years Ended July 31,
                                           ----------------------------------

        PRIMARY                                1995        1994        1993
                                           ----------  ----------  ----------
Weighted average number of shares
  outstanding                               2,747,533   2,592,597   2,033,080

Dilutive effect of options and warrants
  using the modified treasury stock method
  and average market price for the period     394,806     418,629           -
                                           ----------  ----------  ----------


Weighted average number of shares and
  common stock equivalents assuming no
  redemption or conversion of preferred
  stocks                                    3,142,339   3,011,226   2,033,080
                                           ----------  ----------  ----------
                                           ----------  ----------  ----------



Income from continuing operations before
  extraordinary gain and dividends on
  preferred stocks                         $1,001,000  $1,246,000 $    88,000
Dividends on preferred stocks                       -    (314,000) (1,185,000)
                                           ----------  ----------  ----------


Income (loss) from continuing operations
  before extraordinary gain assuming no
  redemption or conversion of preferred
  stocks                                    1,001,000     932,000  (1,097,000)
Discontinued operations                             -     562,000     (24,000)
Extraordinary gain on extinguishment of
  debt                                              -   1,211,000           -
                                           ----------  ----------  ----------


Net income (loss) attributable to
  common stock                             $1,001,000  $2,705,000 $(1,121,000)
                                           ----------  ----------  ----------
                                           ----------  ----------  ----------


Primary earnings per share assuming
  no conversion or redemption of
  preferred stocks:
     Continuing operations                      $0.32       $0.31      $(0.54)
     Discontinued operations                        -        0.19      $(0.01)
     Extraordinary gain on extinguishment
       of debt                                      -        0.40           -
                                                -----       -----      -------
          Net income (loss)                     $0.32       $0.90      ($0.55)
                                                -----       -----      -------
                                                -----       -----      -------

                             CANTEL INDUSTRIES, INC.

                        Computation of Earnings per Share

                                   Exhibit 11


                                               For the Years Ended July 31,
                                           ----------------------------------

       FULLY DILUTED                           1995        1994        1993
                                          -----------  ----------  ----------
Weighted average number of shares
  outstanding                               2,747,533   2,592,597   2,465,400

Dilutive effect of options and warrants
  using the modified treasury stock method
  and the higher of the period-end or
  average market price for the period         398,003     462,261           -
                                          -----------  ----------  ----------

Weighted average number of shares and
  common stock equivalents assuming no
  redemption or conversion of preferred
  stocks                                    3,145,536   3,054,858   2,465,400
                                          -----------  ----------  ----------
                                          -----------  ----------  ----------



Income from continuing operations
  before extraordinary gain and dividends
  on preferred stocks                      $1,001,000  $1,246,000 $    88,000
Dividends on preferred stocks (1)                   -    (314,000)   (933,000)
                                          -----------  ----------  ----------

Income (loss) from continuing operations
  before extraordinary gain assuming no
  redemption or conversion of preferred
  stocks                                    1,001,000     932,000    (845,000)
Discontinued operations                             -     562,000     (24,000)
Extraordinary gain on extinguishment of
  debt                                              -   1,211,000           -
                                          -----------  ----------  ----------


Net income (loss) attributable to
  common stock  (1)                        $1,001,000  $2,705,000   $(869,000)
                                          -----------  ----------  ----------
                                          -----------  ----------  ----------



Fully diluted earnings per share assuming
  no redemption or conversion of
  preferred stocks (1):
     Continuing operations                      $0.32       $0.31      $(0.34)
     Discontinued operations                        -        0.18      $(0.01)
   Extraordinary gain on extinguishment
       of debt                                      -        0.40         -
                                                -----       -----      -------
          Net income (loss)                     $0.32       $0.89      ($0.35)
                                                -----       -----      -------
                                                -----       -----      -------

(1) Includes the adding back, in fiscal 1993, of Series B Preferred Stock dividends of $100,000 and Series B Preferred Stock imputed dividends of $152,000 to reflect the conversion of the Series B Preferred Stock into 600,000 shares of common stock as of the beginning of the fiscal year.